                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                      FORM 8-K/A

                                   AMENDMENT NO. 1

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 17, 1998






                                      VDI MEDIA
                (Exact Name of Registrant as Specified in its Charter)


          CALIFORNIA                       0-21917              95-4272619
 (State or Other Jurisdiction           (Commission           (I.R.S. Employer
        of Incorporation)               File Number)         Identification No.)



                                6920 SUNSET BOULEVARD
                             HOLLYWOOD, CALIFORNIA 90028
                 (Address of Principal Executive Offices)  (Zip Code)


                                    (323) 957-5500

                  Registrant's telephone number, including area code

     The undersigned registrant (the "Registrant") hereby amends the following items of its Current Report on Form 8-K dated November 17, 1998 (the "Report") as follows:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The Registrant amends the information set forth in Items 7(a) and 7(b) of the Report and restates such items in their entirety as set forth below.

Item 7(a)              REPORT OF INDEPENDENT ACCOUNTANTS





To the Shareholder of
DUBS Incorporated


In our opinion the accompanying balance sheet and the related statements of operations, shareholder's deficit and of cash flows present fairly, in all material respects, the financial position of DUBS Incorporated at September 30, 1998 and the results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Costa Mesa, California
January 6, 1999

BALANCE SHEET
--------------------------------------------------------------------------------

                                                               SEPTEMBER 30,
                                                                   1998
                                        ASSETS
Current assets:
  Cash                                                         $    101,424
  Accounts receivable, net of allowance for
    doubtful accounts of $423,249                                 2,603,215
  Inventories                                                       362,062
  Prepaid expenses and other current assets                         236,404
                                                               -------------
          Total current assets                                    3,303,105

Property and equipment, net                                       2,262,933
Other assets                                                        139,604
                                                               -------------
                                                               $  5,705,642
                                                               -------------
                                                               -------------

                        LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities
  Accounts payable                                                1,265,107
  Accrued expenses                                                  754,584
  Due to shareholder                                                 49,401
  Line of credit (Note 6)                                         1,180,000
  Current portion of note payable (Note 7)                        1,040,000
  Capital lease obligations (Note 8)                                 23,546
                                                               -------------
          Total current liabilities                               4,312,638

Note payable, less current portion (Note 7)                       1,866,659
                                                               -------------
                                                                  6,179,297

Commitments and contingencies (Note 8)

Shareholder's deficit:
  Common stock, $1 par value; 200 shares authorized,
    200 shares issued and outstanding                                   200
  Additional paid-in capital                                        750,000
  Accumulated deficit                                            (1,223,855)
                                                               -------------
           Total shareholder's deficit                             (473,655)
                                                               -------------
                                                               $  5,705,642
                                                               -------------
                                                               -------------

      The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                              FOR THE NINE
                                                              MONTHS ENDED
                                                              SEPTEMBER 30,
                                                                  1998

Revenues                                                     $   12,070,331
Costs of goods sold                                               8,957,765
                                                             ---------------
  Gross profit                                                    3,112,566

Selling, general and administrative expense                       2,840,629
                                                             ---------------

Operating income                                                    271,937

Interest expense                                                    336,155
                                                             ---------------

Net loss before income taxes                                        (64,218)

Provision for income tax benefit                                        930
                                                             ---------------

Net loss                                                     $      (65,148)
                                                             ---------------
                                                             ---------------





      The accompanying notes are an integral part of these financial statements.

STATEMENT OF SHAREHOLDER'S DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
--------------------------------------------------------------------------------


                                                 COMMON STOCK
                                           -------------------------        ADDITIONAL                          TOTAL
                                                                             PAID-IN       ACCUMULATED      SHAREHOLDER'S
                                            SHARES           AMOUNT          CAPITAL         DEFICIT           DEFICIT
                                           --------         --------       -----------   --------------    ---------------
Balance at December 31, 1997                   200          $   200        $  250,000    $  (1,158,707)    $    (908,507)

Net loss                                                                                       (65,148)          (65,148)

Contribution from shareholder                                                 500,000                            500,000
                                           --------         --------       -----------   --------------    ---------------
Balance at September 30, 1998                  200          $   200        $  750,000    $  (1,223,855)    $    (473,655)
                                           --------         --------       -----------   --------------    ---------------
                                           --------         --------       -----------   --------------    ---------------




      The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                FOR THE NINE
                                                                MONTHS ENDED
                                                                SEPTEMBER 30,
                                                                    1998
Cash flows from operating activities:
  Net loss                                                      $   (65,148)
  Adjustments to reconcile net loss to
   net cash provided by operating activities:
  Depreciation and amortization                                     760,156
  Provision for doubtful accounts                                   142,641
  Changes in assets and liabilities:
    Decrease in accounts receivable                                  87,513
    Decrease in inventory                                           123,682
    Increase in prepaid expenses and other assets                   (22,689)
    Decrease in accounts payable                                   (834,824)
    Decrease in accrued expenses                                    (59,879)
                                                                ------------
  Net cash provided by operating activities                         131,452

Cash flows used in investing activities:
  Capital expenditures                                             (191,488)
  Loans to shareholders                                             (28,060)
  Payments received on shareholder loans                            119,497
                                                                ------------
  Net cash used in investing activities                            (100,051)

Cash flows from financing activities:
  Principal payments on capital lease obligations                   (61,772)
  Increase in line of credit                                        140,000
  Proceeds from due to shareholder                                   49,401
  Repayment of note payable                                        (560,000)
  Contribution from shareholder                                     500,000
                                                                ------------
  Net cash provided by financing activities                          67,629

Net increase in cash                                                 99,030
  Cash, beginning of period                                           2,394
                                                                ------------
  Cash, end of period                                           $   101,424
                                                                ------------
                                                                ------------
Supplemental disclosures of cash flow information:
  Cash paid for interest:                                       $   315,782
                                                                ------------
                                                                ------------


      The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998                             PAGE 6
-------------------------------------------------------------------------------
1.   THE COMPANY

     DUBS Incorporated (the Company) is located in Hollywood, California and provides high quality video duplication, distribution and related value-added services. The Company's services consist of (i) the physical and electronic delivery of broadcast quality advertising, including spots, trailers, electronic press kits and infomercials, and syndicated television programming to television stations, cable companies and other end-users nationwide and (ii) a broad range of video services, including the duplication of video in all formats, electronic storage, standards conversions, closed captioning and transcription services, and video encoding for air play verification purposes.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUES AND RECEIVABLES
     The Company records revenues and receivables at the time products are delivered to customers.

     CASH AND CASH EQUIVALENTS
     The Company considers cash equivalents to be all highly liquid investments with an original maturity of three months or less.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     All current assets and liabilities are carried at cost, which approximates fair value because of the short maturity of those instruments. The recorded amounts of the Company's long-term obligations also approximate fair value as current interest rates offered to the Company for debts of similar maturities are substantially the same.

     CONCENTRATION OF CREDIT RISK
     Financial instruments which potentially subject the Company to concentration of credit risk consists primarily of accounts receivable.
     The Company performs ongoing credit evaluations of its customers and generally does not require collateral. An allowance for uncollectable accounts receivable is maintained based upon expected collectability of all accounts receivable.

     INVENTORIES
     Inventories comprise raw materials, principally tape stock, and are stated at the lower of cost or market. Cost is determined using the average cost method.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998                             PAGE 7
-------------------------------------------------------------------------------
     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Maintenance, repairs and minor improvements are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally five years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful lives of the improvements or the remaining lease term.

     INCOME TAXES
     The company is an "S" corporation for both federal and state income tax purposes. Accordingly, the liability for income taxes is the responsibility of the Company's shareholder with the exception of a 1.5% surtax, based upon the Company's taxable income, imposed by the state. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities were not material at September 30, 1998.

     NEW ACCOUNTING PRONOUNCEMENTS
     Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, REPORTING COMPREHENSIVE INCOME ("SFAS 130"). SFAS No. 130 establishes standards for reporting comprehensive income, defined as all changes in equity from nonowner sources. The Company did not have any other comprehensive income for the nine months ended September 30, 1998.

     Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. Adoption of SFAS No. 131 did not have a material effect on the Company's financial position or results of operations.

3.   PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets comprised the following:


                                                       SEPTEMBER 30
                                                           1998
                                                       -------------
     Prepaid insurance                                 $   167,481
     Other prepaid expenses and current assets         $    68,923
                                                       -------------
                                                       $   236,404
                                                       -------------
                                                       -------------

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998                             PAGE 8
-------------------------------------------------------------------------------
4.   PROPERTY AND EQUIPMENT

     Property and equipment comprised the following:

                                                                SEPTEMBER 30
                                                                    1998
                                                                ------------
       Machinery and equipment                                  $ 6,267,301
       Leasehold improvements                                     1,058,850
       Vehicles                                                      93,675
       Computers                                                    511,505
                                                                ------------
                                                                  7,931,331
       Less accumulated depreciation and amortization            (5,668,398)
                                                                ------------
                                                                $ 2,262,933
                                                                ------------
                                                                ------------

     Assets acquired under capitalized lease obligations are included in property and equipment and totaled $288,283, with related accumulated amortization of $207,075 at September 30, 1998.

5.   ACCRUED EXPENSES

     Accrued expenses comprised the following:

                                                                SEPTEMBER 30
                                                                    1998
                                                                ------------
       Accrued payroll                                          $   376,047
       Other accrued liabilities                                    378,537
                                                                ------------
                                                                ------------
                                                                $   754,584
                                                                ------------
                                                                ------------

6.   LINE OF CREDIT

     In March 1996, the Company established a line of credit with a bank. The line of credit provides for borrowings up to $1,200,000, as amended, and is due and payable December 1, 1998. Borrowings bear interest at prime rate (8.25% at September 30, 1998) plus 0.75%. The line of credit is secured by substantially all of the assets of the Company and is guaranteed by the Company's sole shareholder. The terms of the line of credit agreement include covenants regarding the maintenance of various financial ratios.
     As of September 30, 1998, the Company was not in compliance with certain of these covenants and obtained a waiver with respect to these covenants from the bank. In connection with the acquisition of DUBS Incorporated by VDI Media (Note 11), the outstanding principal plus accrued interest was repaid.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998                             PAGE 9
-------------------------------------------------------------------------------
7.   NOTE PAYABLE

     In March 1996, the Company issued a $5,200,000 promissory note payable to a bank. The note is due and payable March 15, 2001 and bears interest at prime rate (8.25% at September 30, 1998) plus 1.0% per annum. The Company is required to make monthly principal payments of $86,667. The terms of the note payable include covenants regarding the maintenance of various financial ratios. As of September 30, 1998, the Company was not in compliance with certain of these covenants and obtained a waiver with respect to these covenants from the bank. In connection with the acquisition of DUBS Incorporated by VDI Media (Note 11), the outstanding principal amount plus accrued interest was repaid.

8.   LEASING AGREEMENTS AND COMMITMENTS

     The Company leases certain office and computer equipment under non-cancelable long-term lease agreements which are reported as capital leases. The terms of the leases range from three to five years, with purchase options at the end of the respective lease terms. The Company intends to exercise such purchase options, which will require minimal payments. The borrowings are secured by the equipment purchased.

     The Company leases its office space, which houses the Company's corporate, sales and duplicating operations, under a non-cancelable operating lease which expires on March 16, 1999. On October 6, 1998, the Company entered into an agreement to extend this lease through March 15, 2009. The new agreement does not include any option to renew. The Company also leases warehouse space under a non-cancelable operating lease which expires December 31, 1999.

     Total rent expense for operating leases amounted to $558,741 for the nine months ended September 30, 1998. Future minimum lease payments under all non-cancelable capital and operating leases as of September 30, 1998 are as follows:


                                                        CAPITAL    OPERATING
                                                         LEASES     LEASES
                                                      ------------------------
     1998 (three months ending December 31, 1998)     $  16,516  $  188,223
     1999                                                 7,579     707,805
     2000                                                           552,328
     2001                                                           549,348
     2002                                                           549,348
     2003                                                           549,348
     Thereafter                                                   2,835,000
                                                      ----------- ------------
     Total minimum payments                              24,095  $5,931,400
                                                      ----------- ------------
                                                      ----------- ------------
     Less imputed interest                                  549
                                                      -----------
     Present value of payments under capital leases   $  23,546
                                                      -----------
                                                      -----------


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998                            PAGE 10
-------------------------------------------------------------------------------
9.   RELATED PARTY TRANSACTIONS

     The Company is obligated on a payable to its sole shareholder of which $49,401 was outstanding at September 30, 1998.

10.  DEFINED CONTRIBUTION RETIREMENT PLANS

     The Company sponsors a 401 (K) Plan for the benefit of all eligible employees of the Company. Plan participants may contribute from 2% to 10% of their salary. Company contributions are discretionary and are limited to 7% of eligible wages. Total retirement expense under the 401 (K) Plan amounted to $50,000 for the nine months ended September 30, 1998 of which $50,000 is included in accrued expenses.

11.  SUBSEQUENT EVENT

     On November 9, 1998, the Company entered into an Asset Purchase Agreement with VDI Media (VDI) whereby VDI acquired all of the assets of the Company and assumed substantially all of the liabilities of the Company. As part of this transaction, VDI Media paid the outstanding principal and interest on the line of credit and note payable.

Item 7(b)  Pro Forma Financial Information

The following unaudited pro forma financial statements give effect to the acquisition of DUBS Incorporated (Dubs). The unaudited pro forma combined balance sheet presents the combined financial position of VDI Media and Dubs at September 30, 1998 as if VDI Media had acquired Dubs on that date. Such pro forma information is based upon the unaudited historical balance sheet data of VDI Media and the audited balance sheet data of Dubs on September 30, 1998. The unaudited pro forma combined statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997, reflect adjustments as if the transaction had occurred on January 1, 1997. The acquisition is being accounted for as a purchase.

The unaudited pro forma combined financial statements reflect VDI Media's allocation of the purchase price of approximately $6.9 million (plus the assumption of trade payables and long-term debt) to the assets and remaining liabilities assumed. The final allocation of purchase price may vary as additional information is obtained, and differ from that used in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial information and related notes of Dubs, appearing in Item 7 (a) of this current report on Form 8-K and the historical financial statements, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company for the year ended December 31, 1997, and the nine months ended September 30, 1998, previously filed with the Securities and Exchange Commission (SEC). The pro forma information is not necessarily indicative of the results that would have been reported had the acquisition actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined companies.

PRO FORMA COMBINED BALANCE SHEET

The following unaudited pro forma combined balance sheet presents the combined financial position of VDI Media and Dubs as of September 30, 1998. Such unaudited pro forma information is based on the combined historical balance sheets of VDI Media and Dubs as of September 30, 1998, giving effect to the pro forma adjustments described in the accompanying Notes to the Pro Forma Combined Financial Statements.




                                                                                   SEPTEMBER 30, 1998
                                                        ------------------------------------------------------------------------
                                                                                   DUBS                               COMBINED
                                                              VDI MEDIA        INCORPORATED    ADJUSTMENTS            PRO FORMA
                                                        -----------------  ----------------- --------------         -------------
ASSETS
Current assets:
      Cash and cash equivalents                             $ 2,261,000       $   101,000     $         -           $ 2,362,000
      Accounts receivable, net                               14,871,000         2,603,000                            17,474,000
      Inventories                                               558,000           362,000                               920,000
      Deferred income taxes                                     508,000                                                 508,000
      Prepaid expenses and other current assets                 429,000           237,000                               666,000
                                                        ----------------   ---------------   -------------         -------------
            Total current assets                             18,627,000         3,303,000               -            21,930,000
Property and equipment, net                                  14,211,000         2,263,000                            16,474,000
Other assets                                                    339,000                                                 339,000
Goodwill and other intangibles, net                          18,480,000           140,000       6,824,000    (A)     25,444,000
                                                        ----------------   ---------------   -------------         -------------
                                                            $51,657,000       $ 5,706,000     $ 6,824,000           $64,187,000
                                                        ----------------   ---------------   -------------         -------------
                                                        ----------------   ---------------   -------------         -------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Accounts payable                                      $ 3,629,000       $ 1,265,000     $         -           $ 4,894,000
      Accrued expenses                                        1,461,000           804,000                             2,265,000
      Borrowings under revolving credit agreement            17,964,000         1,180,000      (1,180,000)   (B)     17,964,000
      Current portion of notes payable                           25,000         1,040,000      (1,040,000)   (B)         25,000
      Current portion of capitalized lease obligations          678,000            24,000                               702,000
                                                        ----------------   ---------------   -------------         -------------
            Total current liabilities                        23,757,000         4,313,000      (2,220,000)           25,850,000
                                                        ----------------   ---------------   -------------         -------------

      Deferred income taxes                                     103,000                 -                               103,000
      Notes payable, less current portion                             -         1,867,000       8,570,000  (A),(B)   10,437,000
      Capital lease obligations, less current portion           279,000                 -                               279,000

Shareholders' equity (deficit):
      Preferred stock                                                                                                         -
      Common stock                                           20,608,000                 -               -            20,608,000
      Additional paid-in capital                                      -           750,000        (750,000)   (A)              -
      Retained earnings (deficit)                             6,910,000        (1,224,000)      1,224,000    (A)      6,910,000
                                                        ----------------   ---------------   -------------         -------------
            Total shareholders' equity (deficit)             27,518,000          (474,000)        474,000            27,518,000
                                                        ----------------   ---------------   -------------         -------------
                                                            $51,657,000       $ 5,706,000     $ 6,824,000           $64,187,000
                                                        ----------------   ---------------   -------------         -------------
                                                        ----------------   ---------------   -------------         -------------

             See accompanying Notes to Pro Forma Combined Financial Statements

PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations presents the combined results of operations of VDI Media and Dubs for the year ended December 31, 1997 by combining the historical statements of operations for VDI Media and Dubs for the period, giving effect to the pro forma adjustments described in the accompanying Notes to the Pro Forma Combined Financial Statements.



                                                                                YEAR ENDED DECEMBER 31, 1997
                                                   --------------------------------------------------------------------
                                                                      DUBS                                 COMBINED
                                                    VDI MEDIA     INCORPORATED     ADJUSTMENT              PRO FORMA
                                                   ------------  --------------   ------------            -------------
 Revenues                                          $40,772,000    $ 17,094,000     $       -               $57,866,000
 Cost of goods sold                                 24,898,000      13,535,000             -                38,433,000
                                                   -----------    ------------     ---------               -----------
 Gross Profit                                       15,874,000       3,559,000             -                19,433,000
 Selling, general, and administrative expense        9,253,000       4,198,000       296,000   (C)          13,747,000
                                                   -----------    ------------     ---------               -----------
 Operating income (loss)                             6,621,000        (639,000)     (296,000)                5,686,000
 Interest expense                                      294,000         497,000       280,000   (D)           1,071,000
 Interest income                                       226,000          30,000                                 256,000
                                                   -----------    ------------     ---------               -----------
 Income (loss) before income taxes                   6,553,000      (1,106,000)     (576,000)                4,871,000
 Provision (benefit) for income taxes                2,572,000           3,000      (624,000)  (E)           1,951,000
                                                   -----------    ------------     ---------               -----------
 Net income (loss)                                 $ 3,981,000   $  (1,109,000)    $  48,000              $  2,920,000
                                                   -----------    ------------     ---------               -----------
                                                   -----------    ------------     ---------               -----------

 Earnings per share:
  Basic:
     Net income per share                         $       0.44                                            $       0.32
     Weighted average number of shares               9,122,575                                               9,122,575
  Diluted:
     Net income per share                         $       0.43                                            $       0.32
     Weighted average number of shares including
       the dilutive effect of stock options          9,207,940                                               9,207,940




See accompanying Notes to Pro Forma Combined Financial Statements

PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations presents the combined results of operations of VDI Media and Dubs for the nine months ended September 30, 1998 by combining the historical statements of operations for VDI Media and Dubs for the period, giving effect to the pro forma adjustments described in the accompanying Notes to the Pro Forma Combined Financial Statements.



                                                                              NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                      ---------------------------------------------------------------------------
                                                                              DUBS                                   COMBINED
                                                        VDI MEDIA         INCORPORATED          ADJUSTMENT            PRO FORMA
                                                      --------------    ---------------      ----------------     ---------------
 Revenues                                            $ 16,419,000       $  12,070,000           $       -          $ 28,489,000
 Cost of goods sold                                     9,886,000           8,957,000                   -            18,843,000
                                                      --------------    ---------------      ------------         ---------------
 Gross Profit                                           6,533,000           3,113,000                   -             9,646,000
 Selling, general, and administrative expense           3,457,000           2,841,000             222,000  (C)        6,520,000
                                                      --------------    ---------------      ------------         ---------------
 Operating income                                       3,076,000             272,000            (222,000)            3,126,000
 Interest expense                                         342,000             336,000             210,000  (D)          888,000
 Interest income                                            3,000                   -                                     3,000
                                                      --------------    ---------------      ------------         ---------------
 Income (loss) before income taxes                      2,737,000             (64,000)           (432,000)            2,241,000
 Provision (benefit) for income taxes                   1,122,000               1,000            (226,000) (E)          897,000
                                                      --------------    ---------------      ------------         ---------------
 Net income (loss)                                   $  1,615,000       $     (65,000)          $(206,000)         $  1,344,000
                                                      --------------    ---------------      ------------         ---------------
                                                      --------------    ---------------      ------------         ---------------

 Earnings per share:
  Basic:
     Net income per share                            $       0.17                                                  $       0.14
     Weighted average number of shares                  9,769,904                                                     9,769,904
  Diluted:
     Net income per share                            $       0.16                                                  $       0.14
     Weighted average number of shares including
       the dilutive effect of stock options             9,817,243                                                     9,817,243




See accompanying Notes to Pro Forma Combined Financial Statements

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The following significant adjustments were made to the historical balance sheets of VDI Media and Dubs at September 30, 1998 or historical statements of operations of VDI Media and Dubs, as applicable, to arrive at the pro forma combined balance sheets and pro forma combined statements of operations:

     (A) Pro forma adjustments have been made to (i) record estimated goodwill of $6,824,000 equal to the excess of the initial consideration over the fair market value assigned to specific assets and liabilities assumed, (ii) eliminate the shareholder deficit of Dubs and (iii) reflect the use of borrowings under the Company's term loan agreement to purchase Dubs.

     (B) A pro forma adjustment has been made to reflect the repayment of Dubs's long-term debt and line of credit at closing in accordance with the purchase agreement.

     (C) A pro forma adjustment has been made to selling, general and administrative expense to reflect the amortization over 20 years of the goodwill related to the acquisition of Dubs.

     (D) A pro forma adjustment has been made to interest expense to reflect the increase in debt related to the use of borrowings under VDI Media's term loan agreement to finance the purchase net of the decrease in interest expense due to the repayment of Dubs's long-term debt and line of credit.

     (E) A pro forma adjustment has been made to reflect the effective tax rate of the combined company.

VDI Media estimates that it will save approximately $804,000 per year in rent, utilities and other facilities costs by combining its Hollywood facilities with the Dubs facility. VDI Media also estimates an annual savings of approximately $1,418,000 related to the salaries of DUBS employees terminated immediately prior to the acquisition. The related severance costs were paid by the sole shareholder of DUBS. In accordance with SEC rules, these estimated cost savings have not been reflected in the pro forma combined statements of operations presented above.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        VDI MEDIA

Date:  February 1, 1999                 /s/ Donald R. Stine
                                        -------------------------------
                                        Donald R. Stine
                                        Chief Financial Officer and Treasurer